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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                            U. S. REMODELERS, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                                        75-2686765
     (State of Incorporation                    (I.R.S. Employer Identification
         or Organization)                                     number)

 1341 W. Mockingbird Lane, Suite 900E
            Dallas, Texas                                      75247
(Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code:  (214) 267-2000

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
    333-65029     (If applicable).
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

           Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                    Each Class is to be Registered

   Units (consisting of one share of                  Boston Stock Exchange
    common stock and one redeemable
     common stock purchase warrant)
            (Title of Class)

 Common Stock, $.01 par value per share               Boston Stock Exchange
            (Title of Class)

Redeemable Common Stock Purchase Warrants             Boston Stock Exchange
            (Title of Class)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
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     The securities to be registered are the Registrant's Units, Common Stock,
$.01 par value per share, and Redeemable Common Stock Purchase Warrants. Such securities are described under the caption "Description of Securities" in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (File No. 333-65029). Such description is hereby incorporated herein by reference as permitted by Rule 12b-23.

Item 2.  Exhibits.
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     The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:


          1.* Registration Statement on Form S-1, as amended (File No. 333-65029), originally filed on September 30, 1998 and subsequently amended on November 2, 1998, November 12, 1998, and December 14, 1998.

          2.* Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registration Statement on Form S-1.

          3.* Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registration Statement on Form S-1.

          4.* Specimen certificate of Common Stock to be registered hereunder. Filed as Exhibit 4.1 to the Registration Statement on Form S-1.

          5.* Specimen certificate of the Redeemable Common Stock Purchase Warrants to be registered hereunder. Filed as Exhibit 4.3 to the Registration Statement on Form S-1.

          6.   Specimen certificate of the Unit to be registered hereunder.

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*Incorporated by referenced as permitted by Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       U. S. REMODELERS, INC.
                                            (Registrant)


Dated: January 15, 1999                By:       /s/ Murray H. Gross
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                                          Murray H. Gross
                                          President and Chief Executive Officer

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